Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2007, accompanying the financial statements and supplemental information of First Indiana Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of First Indiana Corporation’s on Form S-8 (File Numbers 33-64851, 333-96601, 333-119465 and 333-124464).

/s/ Grant Thornton LLP

Chicago, Illinois
June 22, 2007